Exhibit 99.1

Cvent Announces First Quarter 2022 Financial Results

Revenue Exceeds High End of Guidance by 2.9%

Fiscal Year 2022 Revenue Guidance Increased

Q1 growth reflects the increasing value the Cvent platform delivers as organizations return to in-person, while continuing to leverage virtual and hybrid experiences to drive overall event program impact

Tysons, VA (May 9, 2022) — Cvent Holding Corp. (“Cvent”) (Nasdaq: CVT), a market-leading meetings, events and hospitality technology provider, today announced financial results for the first quarter ended March 31, 2022.

“In-person events continued to recover while virtual and hybrid events remained core to our revenue growth in the first quarter,” said Reggie Aggarwal, CEO & Founder of Cvent. “Our market position has been built on one unified technology platform that manages the entire event lifecycle and delivers engaging experiences for all event types and formats, whether in-person, virtual or hybrid.

“Because our platform helps organizations meet in whatever format they want, this in-turn helps insulate us from today’s uncertain macroeconomic environment and positions us for continued growth. Our diversified offering, combined with the performance we are seeing across the entire business, is giving us the confidence to raise our full year revenue guidance for 2022.”

First Quarter 2022 Financial Highlights

Revenue

•
Total revenue was $137.4 million for the first quarter of 2022, an increase of 17.1% from the comparable period in 2021, and $3.9 million, or 2.9%, higher than the high end of our guidance.
•
Event Cloud revenue was $95.0 million for the first quarter of 2022, an increase of 17.1% from the comparable period in 2021.
•
Hospitality Cloud revenue was $42.4 million for the first quarter of 2022, an increase of 17.2% from the comparable period in 2021.

Net Loss and Adjusted EBITDA

•
Net loss was $31.4 million for the first quarter of 2022 compared to $16.6 million in the comparable period in 2021.
•
Adjusted EBITDA was $12.8 million for the first quarter of 2022, which was $2.4 million higher than the high end of our guidance, and Adjusted EBITDA margin was 9.3% compared to the high end of our guidance of 7.8%, Adjusted EBITDA in the comparable period of 2021 was $22.6 million, or an Adjusted EBITDA margin of 19.3%.

Cash, Cash Equivalents and Short-Term Investments

•
Cash, cash equivalents and short-term investments at the end of the quarter totaled $193.0 million, compared to $127.1 million as of December 31, 2021.

Recent Business Highlights

•
Hosted our North American Cvent CONNECT customer conference in Las Vegas, April 11-14, as a hybrid event, driving a nearly 40% increase in in-person attendance year-over-year and attracting thousands more online for the virtual experience. The event, powered by Cvent technology, generated significant industry interest as attendees explored the latest Cvent innovations and experienced the power of hybrid events firsthand.
•
For the Event Cloud, organizations that chose Cvent in the first quarter of 2022 for their event and marketing needs include ZoomInfo Technologies, Kyndryl, Veeam Software Group, Ingram Micro Inc., Southern Methodist University and the Chicago Mercantile Exchange.
•
For the Hospitality Cloud, organizations that chose Cvent in the first quarter of 2022 for their group business and corporate travel needs include Caesars Entertainment, Four Seasons Hotel (Nashville), Virgin Hotel (New York City), Amangiri, Davidson Hotels & Resorts, Greater Ontario Convention & Visitors Bureau and Visit Irving.

Guidance

Based on information as of today, May 9, 2022, Cvent is providing the following guidance:

Second Quarter 2022

•
Revenue is expected to be in the range of $153.2 million to $154.2 million, representing 25.1% year-over-year growth at the mid-point.
•
Adjusted EBITDA is expected to be in the range of $15.1 million to $16.1 million, or 10.1% of revenue at the mid-point.

Full Year 2022

•
Revenue is expected to be in the range of $621.4 million to $626.9 million, representing 20.3% year-over-year growth at the mid-point and a $1.5 million increase to the mid-point of our previously provided guidance.
•
Adjusted EBITDA is expected to be in the range of $102.5 million to $107.8 million, or 16.9% of revenue at the mid- point. This represents a $0.2 million increase to the mid-point of our previously provided Adjusted EBITDA guidance and a re-affirmation of our previously provided Adjusted EBITDA margin guidance.

Cvent has not reconciled the Adjusted EBITDA forward-looking guidance included in this press release to the most directly comparable GAAP measure because certain items are out of Cvent's control or cannot reasonably be predicted, as the items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. Accordingly, a reconciliation of forward-looking Adjusted EBITDA is not available without unreasonable effort.

Conference Call Information

Cvent will host a conference call and webcast at 5:00 p.m. ET today, May 9, 2022, to discuss its first quarter 2022 financial results and business highlights. The conference call can be accessed by dialing (888) 440-5667 from the United States or +1 (646) 960-0476 internationally with conference ID 7981326. The live webcast of the conference call and other materials related to Cvent’s financial performance can be accessed from Cvent’s investor relations website at https://investors.cvent.com/.

Following the completion of the call until 11:59 p.m. ET on Monday, May 16, 2022, a telephone replay will be available by dialing (800) 770-2030 from the United States, +1 (647) 362-9199 internationally with conference ID 7981326. A webcast replay will also be available at https://investors.cvent.com/.

About Cvent

Cvent Holding Corp. (Nasdaq: CVT) is a leading meetings, events, and hospitality technology provider with more than 4,300 employees and nearly 21,000 customers worldwide. Founded in 1999, the company delivers a comprehensive event marketing and management platform and offers a global marketplace where event professionals collaborate with venues to create engaging, impactful experiences. Cvent is headquartered in Tysons, Virginia, just outside of Washington D.C., and has additional offices around the world to support its growing global customer base. The comprehensive Cvent event marketing and management platform offers software solutions to event organizers and marketers for online event registration, venue selection, event marketing and management, virtual and onsite solutions, and attendee engagement. Cvent’s suite of products automate and simplify the entire event management process and maximize the impact of in-person, virtual, and hybrid events. Hotels and venues use Cvent’s supplier and venue solutions to win more group and corporate travel business through Cvent’s sourcing platforms. Cvent solutions optimize the entire event management value chain and have enabled clients around the world to manage millions of meetings and events. For more information, please visit Cvent.com, or connect with us on Facebook, Twitter or LinkedIn.

Non-GAAP Financial Measures

This earnings press release and conference call, we use and discuss the following financial measures not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”): Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses and Adjusted EBITDA, in each case presented on a non-GAAP basis, and certain ratios and other metrics derived therefrom.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Cvent’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, and to compare our performance to that of prior periods for trend analyses. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Cvent’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cvent excludes one or more of the following items from these non-GAAP financial measures:

Interest expense. Cvent excludes this expense from its non-GAAP financial measures primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted EBITDA.

Other income, net. Cvent excludes this item, which is comprised primarily of foreign exchange gains/(losses) and state tax settlements, from its non-GAAP financial measures primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted EBITDA.

Provision for income taxes. Cvent excludes this item from its non-GAAP financial measures primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted EBITDA.

Amortization of deferred financing costs and debt discount. Cvent excludes this expense primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Adjusted EBITDA.

Intangible asset amortization. Cvent excludes this expense primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit and Adjusted EBITDA.

Amortization of software development costs. Cvent excludes this expense primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit and Adjusted EBITDA.

Stock-based compensation expense. Cvent excludes this expense primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses and Adjusted EBITDA.

Cost related to acquisitions. Cost related to acquisitions is comprised of the value of contingent payments included in compensation expense which relate to the potential cash payment to certain employees of acquired companies whose right to receive such payment is forfeited if they terminate their employment prior to the required service period. As the contingent payments are subject to continued employment, GAAP requires that these payments be accounted for as compensation expense and such expense is subject to revaluation. Additionally, cost related to acquisitions includes expenses related to performing due diligence, valuation, earnouts or other acquisition-related activities. Cvent excludes these expenses primarily because they are not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses and Adjusted EBITDA.

Restructuring expenses. Cvent excludes this expense, which is comprised of expenses associated with severance to terminated employees of acquired entities, retention bonuses to employees retained from acquired entities, costs to discontinue use of a back-office system and closing of certain office spaces, primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses and Adjusted EBITDA.

Other items. Cvent excludes this item, which is comprised of certain expenses associated with litigation, private equity management fees, and credit facility fees, and the net of the gain from government subsidies related to the global COVID- 19 pandemic, primarily because it is not considered a part of ongoing operating results when assessing the performance of our business, and Cvent believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry. This adjustment is reflected in Non-GAAP Gross Profit, Non-GAAP Sales and Marketing Expenses, Non-GAAP Research and Development Expenses, Non-GAAP General and Administrative Expenses and Adjusted EBITDA.

Cautionary Language Regarding Forward-Looking Statements

In addition to historical consolidated financial information, certain statements in this press release and on the related teleconference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical fact included in this press release and on the related teleconference call are forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts, and you can often identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “forecasts,” “shall,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this release and on the related teleconference call are based upon Cvent’s historical performance and on its current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us, that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions that could cause actual results to differ materially from those anticipated, including, but not limited to, those disclosed previously in Cvent’s annual report on Form 10-K and other filings it makes with the Securities and Exchange Commission (“SEC”) which include: the impact on Cvent’s operations and financial condition from the effects of the current COVID-19 pandemic; Cvent’s ability to attract and retain new customers; Cvent’s ability to maintain and expand relationships with hotels and venues; the reliability of third-party and internally generated data and assumptions relating to market opportunity and forecasts of market growth;the impact of a data breach or other security incident involving Cvent or its customers’ confidential or personal information stored in our or our third-party service providers’ systems; risks associated with indemnity provisions in some of Cvent’s agreements; the competitiveness of the market in which Cvent operates; the impact of a disruption of Cvent’s operations, infrastructure or systems, or disruption of the operations, infrastructure or systems of the third parties on which Cvent relies; Cvent’s ability to sell additional solutions to its customers; risks related to large enterprise clients; declines or fluctuation in Cvent’s net dollar retention rate; the strength of the market for on-demand software solutions; Cvent’s ability to maintain access to third-party licenses; Cvent’s ability to comply with its obligations under license or technology agreements with third parties; Cvent’s ability to manage its growth effectively; Cvent’s ability to expand its sales force; risks and uncertainties associated with potential acquisitions and divestitures; Cvent’s ability to operate offices located outside of the United States, including India; the impact of declines or disruptions in the demand for events and meetings; relationships with strategic partners to sustain the flow of requests for proposal through Hospitality Cloud; risks associated with Cvent’s reliance on third-party mobile application platforms such as the Apple App Store and the Google Play Store to distribute its mobile applications; Cvent’s history of losses and ability to achieve profitability in the future; Cvent’s ability to develop, introduce and market new and enhanced versions of its solutions to meet customer needs and expectations; the impact of Cvent’s lengthy and unpredictable sales cycle; Cvent’s ability to retain, hire and integrate skilled personnel, including its senior management team; Cvent’s ability to fund its research and development efforts; the seasonality of Cvent’s sales and customer growth; Cvent’s ability to offer high-quality customer support; user satisfaction with Cvent’s deployment, training and support services; the impact of losing one or more large enterprise customers; the impact of contractual disputes with Cvent’s customers; the impact of any significant reduction in spending by advertisers on Cvent’s platforms; Cvent’s ability to maintain, enhance and protect its brand; the impact of delays in product and service development, including delays beyond Cvent’s control; risks related to Cvent’s onsite solutions; Cvent’s ability to maintain the compatibility of its solutions with third-party applications; risks related to incorrect or improper use of Cvent’s solutions or its failure to properly train customers on how to utilize its solutions; the impact of Cvent’s reliance on data provided by third parties; risks associated with privacy concerns and end users’ acceptance of Internet behavior tracking; risks related to Internet search engines’ methodologies; Cvent’s reliance on third-party data center hosting facilities; Cvent’s ability to maintain its corporate culture as it grows; global economic, geopolitical and market conditions; Cvent’s ability to comply with legal requirements, contractual obligations and industry standards relating to security, data protection and privacy; the impact of laws imposing certain obligations on senders of commercial emails; Cvent’s ability to comply with the rules and regulations adopted by the payment card networks; Cvent’s ability to obtain, maintain, protect and enforce its intellectual property and proprietary rights; risks associated with lawsuits by third parties for alleged infringement, misappropriation or other violation of their intellectual property and proprietary rights; risks associated with Cvent’s use of open source software in certain of its solutions; the impact of changes in laws and regulations related to the Internet or changes in Internet infrastructure; risks associated with changes in tax laws; the impact of third-party claims, including by governmental bodies, regarding the content and advertising distributed by Cvent’s customers through its service; risks related to the United Kingdom’s exit from the European Union; Cvent’s ability to comply with anti-bribery and anti-corruption laws; risks related to Cvent’s recognition of subscription revenue over the term of the agreement;

risks associated with changes in financial accounting standards; Cvent’s ability to utilize its net operating loss carryforwards; risks associated with fluctuations in currency exchange rates; failure of Cvent’s customers to pay amounts owed in a timely manner; impairment of goodwill and other intangible assets; risks related to Cvent’s existing indebtedness or incurrence of additional indebtedness; Cvent’s ability to raise additional capital or generate cash flows necessary to expand its operations and invest in new technologies in the future; risks related to ownership of Cvent’s common stock; Cvent’s ability to develop and maintain proper and effective internal control over financial reporting; the effect of COVID-19 on the foregoing, including the impact on our virtual, hybrid and in-person offerings, each of which has been and may continue to be impacted differently by COVID-19; and other factors beyond our control.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. Investors should evaluate all forward-looking statements in the context of these risks and uncertainties.

The important factors referenced above may not contain all of the factors that are important to investors. In addition, we cannot assure that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts

Investor Contact

CventIR@icrinc.com

Media Contact

Erica Stoltenberg

estoltenberg@cvent.com

(571) 378-6240

CVENT HOLDING CORP.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	March 31, 2022	December 31, 2021
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$188,070	$126,526
Restricted cash	104	103
Short-term investments	4,952	538
Accounts receivable, net of allowance of $3.6 million and $4.5 million, respectively	92,878	112,251
Capitalized commission, net	24,870	25,393
Prepaid expenses and other current assets	27,048	20,376
Total current assets	337,922	285,187
Property and equipment, net	14,727	15,334
Capitalized software development costs, net	104,920	108,851
Intangible assets, net	209,376	221,371
Goodwill	1,618,067	1,617,880
Operating lease-right-of-use assets	26,225	28,370
Capitalized commission, non-current, net	23,499	22,999
Deferred tax assets, non-current	2,370	2,403
Other assets, non-current, net	3,864	3,684
Total assets	$2,340,970	$2,306,079
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$-	$-
Accounts payable	2,185	2,675
Accrued expenses and other current liabilities	66,739	79,827
Fees payable to customers	49,475	24,982
Operating lease liabilities, current	11,236	11,290
Deferred revenue	287,504	239,843
Total current liabilities	417,139	358,617
Deferred tax liabilities, non-current	16,664	16,695
Long-term debt, net	262,593	262,302
Operating lease liabilities, non-current	27,930	30,809
Other liabilities, non-current	8,235	8,200
Total liabilities	732,561	676,623
Commitments and contingencies (Note 12)
Stockholders’ equity:
Common stock, $0.0001 par value, 1,500,000,000 shares authorized at March 31, 2022 and December 31, 2021, respectively; 481,266,396 and 481,121,695 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	48	48
Additional paid-in capital	2,493,972	2,483,761
Accumulated other comprehensive loss	(2,615)	(2,746)
Accumulated deficit	(882,996)	(851,607)
Total stockholders’ equity	1,608,409	1,629,456
Total liabilities and stockholders’ equity	$2,340,970	$2,306,079

CVENT HOLDING CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$137,356	$117,287
Cost of revenue	56,200	43,845
Gross profit	81,156	73,442
Operating expenses:
Sales and marketing	40,091	28,837
Research and development	31,406	21,674
General and administrative	24,951	16,754
Intangible asset amortization, exclusive of amounts included in cost of revenue	12,154	13,035
Total operating expenses	108,602	80,300
Loss from operations	(27,446)	(6,858)
Interest expense	(2,592)	(7,533)
Amortization of deferred financing costs and debt discount	(320)	(943)
Other income, net	260	273
Loss before income taxes	(30,098)	(15,061)
Provision for income taxes	1,291	1,500
Net loss	$(31,389)	$(16,561)
Other comprehensive loss:
Foreign currency translation gain/(loss)	131	(621)
Comprehensive loss	$(31,258)	$(17,182)
Basic and Diluted net loss per common share	$(0.07)	$(0.04)
Basic and Diluted weighted-average common shares outstanding	481,144,118	416,325,183

CVENT HOLDING CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2022	2021
Operating activities:
Net loss	$(31,389)	$(16,561)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	30,187	31,273
Amortization of the right-of-use assets	2,077	2,439
Allowance for expected credit losses, net	279	9
Amortization of deferred financing costs and debt discount	320	943
Amortization of capitalized commission	7,948	7,262
Unrealized foreign currency transaction gain	287	4
Stock-based compensation	9,768	608
Change in deferred taxes	2	384
Change in operating assets and liabilities, net of business combinations:
Accounts receivable	18,968	(4,211)
Prepaid expenses and other assets	(7,021)	(2,316)
Capitalized commission, net	(13,581)	(12,496)
Accounts payable, accrued expenses and other liabilities	16,783	11,238
Operating lease liability	(2,864)	(3,293)
Deferred revenue	48,160	35,922
Net cash provided by operating activities	79,924	51,205
Investing activities:
Purchase of property and equipment	(1,375)	(1,038)
Capitalized software development costs	(11,891)	(8,705)
Purchase of short-term investments	(21,238)	(24,336)
Maturities of short-term investments	16,824	9,116
Net cash used in investing activities	(17,680)	(24,963)
Financing activities:
Principal repayments on first lien term loan	—	(1,984)
Principal repayments of revolving credit facility	—	(8,400)
Proceeds from exercise of stock options	510	319
Net cash provided by (used in) financing activities	510	(10,065)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,209)	(626)
Change in cash, cash equivalents, and restricted cash	61,545	15,551
Cash, cash equivalents, and restricted cash, beginning of period	126,629	65,470
Cash, cash equivalents, and restricted cash, end of period	$188,174	$81,021
Supplemental cash flow information:
Interest paid	$2,584	$4,382
Income taxes paid	$1,743	$1,350
Supplemental disclosure of non-cash investing and financing activities:
Outstanding payments for purchase of property and equipment at period end	$382	$174
Outstanding payments for capitalized software development costs at period end	$887	$654

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(in thousands, except share amounts and share counts)

(unaudited)

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Non-GAAP Gross Profit:
Gross Profit	$81,156	$73,442
Adjustments
Depreciation	542	1,046
Amortization of software development costs	15,961	15,080
Intangible asset amortization	-	115
Stock-based compensation expense	590	59
Restructuring expense	8	-
Other items	(98)	(853)
Non-GAAP Gross Profit	$98,159	$88,889

Gross Margin:
Revenue	$137,356	$117,287
Gross Margin	59.1%	62.6%
Non-GAAP Gross Margin	71.5%	75.8%

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Non-GAAP Sales and Marketing Expenses:
Sales and marketing	$40,091	$28,837
Adjustments
Depreciation	(173)	(445)
Stock-based compensation expense	(2,980)	(335)
Restructuring expense	(67)	(24)
Cost related to acquisitions	(10)	(35)
Other items	52	290
Non-GAAP Sales and Marketing Expenses	$36,913	$28,288

Sales and Marketing Expenses as a Percent of Revenue:
Revenue	$137,356	$117,287
Sales and marketing expenses	29.2%	24.6%
Non-GAAP sales and marketing expenses	26.9%	24.1%

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Non-GAAP Research and Development Expenses:
Research and development	$31,406	$21,674
Adjustments
Depreciation	(226)	(516)
Stock-based compensation expense	(2,588)	(141)
Restructuring expense	27	18
Cost related to acquisitions	-	(6)
Other items	360	2,711
Non-GAAP Research and Development Expenses	$28,979	$23,740

Research and Development Expenses as a Percent of Revenue:
Revenue	$137,356	$117,287
Research and development expenses	22.9%	18.5%
Non-GAAP research and development expenses	21.1%	20.2%

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Non-GAAP General and Administrative Expenses:
General and administrative	$24,951	$16,754
Adjustments
Depreciation	(1,097)	(1,077)
Stock-based compensation expense	(3,610)	(73)
Restructuring expense	(229)	(248)
Cost related to acquisitions	(177)	(381)
Other items	(330)	(763)
Non-GAAP Research and Development Expenses	$19,508	$14,212

General and Administrative Expenses as a Percent of Revenue:
Revenue	$137,356	$117,287
General and administrative expenses	18.2%	14.3%
Non-GAAP general and administrative expenses	14.2%	12.1%

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Adjusted EBITDA
Net loss	$(31,389)	$(16,561)
Adjustments
Interest expense	2,592	7,533
Amortization of deferred financing costs and debt discount	320	943
Other income, net	(260)	(273)
Provision for income taxes	1,291	1,500
Depreciation	2,038	3,084
Amortization of software development costs	15,961	15,195
Intangible asset amortization	12,154	13,035
Stock-based compensation expense	9,768	608
Restructuring expense	277	254
Cost related to acquisitions	187	422
Other items	(180)	(3,091)
Adjusted EBITDA	$12,759	$22,649

Adjusted EBITDA margin
Revenue	$137,356	$117,287
Net loss margin	(22.9)%	(14.1)%
Adjusted EBITDA margin	9.3%	19.3%